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                                                                    EXHIBIT 23.3



We consent to the incorporation by reference in this registration statement on Form S-3 of Healthdyne Information Enterprises, Inc. filed on June 1, 1998 of our report dated March 27, 1998, except for Note 12, as to which the date is April 28, 1998, with respect to the balance sheets of HUBLink, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period then ended, which report appears in the Form 8-K of Healthdyne Information Enterprises, Inc. filed on May 27, 1998.

We consent to the incorporation by reference in this registration statement on Form S-3 of Healthdyne Information Enterprises, Inc. filed on June 1, 1998 of our report dated September 10, 1997, with respect to the balance sheets of HUBLink, Inc., as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period then ended, which report appears in the Form 8-K of Healthdyne Information Enterprises, Inc. filed on May 27, 1998.

In addition, we consent to the reference to our firm under the heading "Experts" in this registration statement on Form S-3 of Healthdyne Information Enterprises, Inc. filed on June 1, 1998.




KPMG Peat Marwick LLP



Columbus, Ohio
June 1, 1998